EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James N. Sheehan, Jana L. Haynes, Gary L. Jamison, and James T. Anderson with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 30, 2016, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jeffrey M. Ettinger	Chairman of the Board and Director	November 21, 2016
Jeffrey M. Ettinger

/s/ James P. Snee	President, Chief Executive Officer, and Director	November 21, 2016
James P. Snee	(Principal Executive Officer)

/s/ James N. Sheehan	Senior Vice President and Chief Financial Officer	November 21, 2016
James N. Sheehan	(Principal Financial Officer)

/s/ Jana L. Haynes	Vice President and Controller	November 21, 2016
Jana L. Haynes	(Principal Accounting Officer)

/s/ Gary C. Bhojwani	Director	November 21, 2016
Gary C. Bhojwani

/s/ Terrell K. Crews	Director	November 21, 2016
Terrell K. Crews

/s/ Glenn S. Forbes	Director	November 21, 2016
Glenn S. Forbes

/s/ Stephen M. Lacy	Director	November 21, 2016
Stephen M. Lacy

/s/ John L. Morrison	Director	November 21, 2016
John L. Morrison

/s/ Elsa A. Murano	Director	November 21, 2016
Elsa A. Murano

/s/ Robert C. Nakasone	Director	November 21, 2016
Robert C. Nakasone

/s/ Susan K. Nestegard	Director	November 21, 2016
Susan K. Nestegard

/s/ Dakota A. Pippins	Director	November 21, 2016
Dakota A. Pippins

/s/ Christopher J. Policinski	Director	November 21, 2016
Christopher J. Policinski

/s/ Sally J. Smith	Director	November 21, 2016
Sally J. Smith

/s/ Steven A. White	Director	November 21, 2016
Steven A. White